Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Roper Technologies, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), L. Neil Hunn, Chief Executive Officer of the Company, and Jason P. Conley, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2026	/s/ L. Neil Hunn
L. Neil Hunn
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Jason P. Conley
Jason P. Conley
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Roper Technologies, Inc. specifically incorporates it by reference.